UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 1, 2007
Date of report (date of earliest event reported)
Digi International Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota		55343

(Address of principal executive offices)		(Zip Code)

Telephone Number: (952) 912-3444

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
SIGNATURES

Item 2.02 Results of Operations and Financial Condition.
     This amended Form 8-K is being furnished by Digi International Inc. (the “Company”) to expand upon a non-GAAP reconciliation included in the Form 8-K originally submitted on November 1, 2007, announcing the Company’s financial results for the fourth quarter of fiscal 2007. In the course of the conference call conducted by the Company on November 1, 2007 discussing the fourth quarter financial results, a representative of the Company made reference to the Company’s earnings before taxes, depreciation and amortization (EBTDA) as a percentage of net sales for each of the most recently completed four fiscal quarters of the Company. The Form 8-K as originally submitted contained a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure for the fourth quarter of fiscal 2007, and each Form 8-K previously submitted by the Company announcing financial results for each of the first, second and third quarters of fiscal 2007 included a comparable reconciliation of this non-GAAP financial measure for that quarter. By this amendment, the Company is presenting in one place reconciliations of this non-GAAP financial measure for each quarter of fiscal 2007 as a convenience to readers.
Reconciliation of Income before Income Taxes to
Earnings before Taxes, Depreciation and Amortization, and In-process Research and Development
(In thousands of dollars and as a percent of Net Sales)

	For the three		For the three		For the three		For the three
	months ended	% of	months ended	% of	months ended	% of	months ended	% of
	December 31, 2006	net sales	March 31, 2007	net sales	June 30, 2007	net sales	September 30, 2007	net sales

Net sales	$41,811	100.0%	$42,855	100.0%	$43,527	100.0%	$45,070	100.0%

Income before income taxes	$5,076	12.1%	$5,473	12.8%	$5,953	13.7%	$7,222	16.0%

Depreciation and amortization	2,592	6.2%	2,538	5.9%	2,517	5.8%	2,518	5.6%

In-process research and development	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Earnings before taxes, depreciation and amortization, and in-process research and development	$7,668	18.3%	$8,011	18.7%	$8,470	19.5%	$9,740	21.6%

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.
Date: November 2, 2007

DIGI INTERNATIONAL INC.
By:	/s/ Subramanian Krishnan
Subramanian Krishnan
Senior Vice President, Chief Financial Officer and Treasurer

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